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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 33-67854
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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 23, 2000
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                              CMI INDUSTRIES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      DELAWARE                        57-0836097
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         (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)


         1301 GERVAIS STREET, SUITE 920, COLUMBIA, SOUTH CAROLINA 29201
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


       (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (803) 771-4434
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                                 NOT APPLICABLE
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   (FORMER NAME, FORMER ADDRESS AND FORMAL FISCAL YEAR, IF CHANGED SINCE LAST
                                     REPORT)




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ITEM 5.           OTHER EVENTS.

         On February 23, 2000, CMI Industries Inc. ("CMI") entered into a Stock Acquisition Agreement (the "Stock Acquisition Agreement") with certain of its stockholders who are affiliated with Merrill Lynch Capital Partners, Inc. Pursuant to the Stock Acquisition Agreement, CMI will purchase 994,387 shares of CMI common stock held by the affiliates of Merrill Lynch Capital Partners, Inc. (the "MLCP Investors") for a purchase price of $9.00 per share or an aggregate amount of $8,949,433. As a result of the transaction, the MLCP Investors which now own more than 62% of the outstanding common stock of CMI will no longer own any stock of CMI. Rather, members of management and other stockholders with historical ties to CMI will own all of the outstanding shares of CMI common stock. The consideration to be paid to the MLCP Investors will be funded through CMI's current credit facility. Consummation of the transaction is subject to a number of conditions, including the approval of CMI stockholders and the Amendment to the current CMI Stockholders Agreement.

         The press release announcing the Stock Acquisition Agreement is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a) and (b) Not Applicable.

         (c)      Exhibits.

                  99.1 Press Release of CMI Industries, Inc. dated February 23, 2000.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: March  8, 2000                        By: /s/ James A. Ovenden
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                                                James A. Ovenden
                                                Executive Vice President and
                                                 Chief Financial Officer



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